Music is Universal June 23, 2021 Exhibit 99.3

Agenda Transaction Summary Universal Music Group Overview Music Industry Overview A Shareholder’s Perspective on Future Growth Universal Music Group Valuation Q&A Detailed Transaction Overview

What Will PSTH Shareholders Receive? SPARC Warrants to purchase SPARC shares at $20 per share Exercisable only after business combination announced $1bn – $5bn FPA Sponsor to purchase 10-year convertible preferred stock covering 4.95% of the fully diluted shares of the post-business-combination company at a conversion price of $24 (net settlement only) Continued ownership of RemainCo (Shares and Tontine Warrants) $1.6bn cash Provides indemnity to Vivendi $1.4bn FPA A pro-rata share of UMG, an independent publicly traded company No warrants outstanding 1 2 3 PSTH shareholders will receive publicly traded securities in three companies: UMG, PSTH, and SPARC 72% of total capital 28% of total capital Distributed by Pershing Square SPARC Holdings, Ltd. PSTH Cash Utilization

Universal Music Group (“UMG”)

Simple, predictable, free-cash-flow-generative business Formidable barriers to entry Exceptional Management & Governance Limited exposure to extrinsic factors that we cannot control Strong balance sheet Minimal capital markets dependency Large market capitalization Attractive Valuation PSTH’s Investment Criteria from IPO Roadshow

UMG Meets All of PSTH’s Investment Criteria Simple, predictable, free-cash-flow-generative business Formidable barriers to entry Limited exposure to extrinsic factors that we cannot control Strong balance sheet Minimal capital markets dependency Large market capitalization Attractive valuation Exceptional management & governance

World’s leading music company #1 global market share (32%) in recorded music, > 3mm song portfolio #2 global market share (23%) in music publishing, 180k songwriter portfolio Represents 10 out of the top 10 global musical superstars World-class management team with deep industry experience Accelerating double-digit revenue growth 20% annual operating income growth over last four years Highly recurring revenue from music streaming Low financial leverage Universal Music Group

CEO Universal Music Group (UMG) Has spent his entire career in the music industry, signing and working with the largest stars Joined UMG in 1986 and was appointed CEO of UMG in 2010 Widely recognized as the industry’s most important executive No. 1 on Billboard’s “Power 100” – the only person to hold that distinction four times and in consecutive years Billboard’s first-ever “Executive of the Decade” Bestowed with a knighthood in 2016 by Her Majesty Queen Elizabeth Hollywood Walk of Fame Star World-Class Management Team Led by CEO Sir Lucian Grainge

UMG Has a Deep Bench

Sir Lucian Grainge
Chief Executive Officer

Corporate Officers	Major Business Units	Territory Leaders
Boyd Muir *Finance, Operations, IT*	**Jody Gerson** *Publishing*	**David Joseph** *UK*
Michele Anthony *US Commercial*	**Bruce Resnikoff** *Global Music Catalog*	**Frank Briegmann** *Central Europe*
Jeffrey Harleston *Legal*	**John Janick** *Interscope*	**Naoshi Fujikura** *Japan*
Eric Hutcherson *People & Inclusion*	**Monte Lipman** *Republic*	**Jesús López** *Latin America, Iberia*
Andrew Kronfeld *Marketing*	**Jeff Vaughn + Michelle Jubelirer** *Capitol*	**Olivier Nusse** *France & Africa (FS)*
Michael Nash *Digital Strategy*	**Michael Dungan** *Nashville*	**George Ash** *Australia / New Zealand*
Will Tanous *Administration & Communications*	**Dickson Stainer** *Classics & Jazz*	**Adam Granite** *High-Growth Markets*

8

Massive addressable market, strong customer value proposition, and dominant market position support double-digit revenue growth Irreplaceable intellectual property (IP) and must-have content Predictable, recurring revenue streams require almost no capital to grow at a high rate Industry leading position (#1 share) and stable competitive environment Substantial fixed-cost expense base and operating leverage drive long-term margin expansion Iconic world-class management team Only uncontrolled, pure-play, music streaming content company UMG is a capital-light, rapidly growing royalty on the greater global consumption and monetization of music UMG Is a Classic Pershing Square Investment

Streaming Has Transformed the Business Model The quality of the music business has improved dramatically due to consumer adoption of streaming Reduced upfront investment and associated risk Distribution and customer-acquisition costs now funded by major tech companies Predictable recurring revenue streams Less hit driven than in the past Limited, if any, seasonality Minimal recession risk Increasing value of catalog Music streaming is a substantial, fast-growing, predictable, capital-light, growing annuity with high revenue visibility

8% CAGR Consistent Growth in Music Industry Revenues During 1990s U.S. Recorded Music Industry Revenue ($bn) The music industry exhibited strong growth during the 1990s while deriving nearly all its sales from one-time purchases of CDs, records, etc. Source: RIAA. Note the US industry revenue trends are consistent with global trends over the same period

(54%) Decline Piracy and Downloads Led to a Significant Decline Until 2015 U.S. Recorded Music Industry Revenue ($bn) The launch of file sharing services unbundled albums and introduced piracy, causing music industry revenues to decline significantly over the next 15 years. Paid downloads and emerging streaming platforms only partially offset these lost revenues Source: RIAA. Note the US industry revenue trends are consistent with global trends over the same period Proliferation of digital piracy platforms

13% CAGR Streaming Has Returned the Industry to Rapid Growth U.S. Recorded Music Industry Revenue ($bn) Since 2015, music industry revenues have grown substantially due to consumer adoption of streaming and launches of additional streaming platforms Source: RIAA. Note the US industry revenue trends are consistent with global trends over the same period

Physical Pre 2000 Download 2000 – 2015 Music-as-a-Service Post 2015 One-time Purchase Unbundled Music Subscription Similar to the software industry, the music industry is emerging from a successful business transformation from one-time, lumpy sales of physical products to a recurring, subscription-based “Music-as-a-Service” business model Streaming Has Transformed Industry into Music-as-a-Service

The Transformation of the Music Industry

Pre-Transformation	Post-Transformation
Physical Music	Digital Music
One-off album sales and tracks	Streaming and subscriptions
Limited access to music	Unlimited access to music
Poor user experience ▪ Limited functionality ▪ Inconvenient	Great user experience ▪ High-functionality: AI-curated playlists ▪ Convenient
Limited addressable market ▪ ~10% of the world	Massive addressable market ▪ Approaching 100% of the world
Large investment in manufacturing and distribution	Minimal investment in manufacturing and distribution
Large customer acquisition costs	DSPs (e.g. Spotify and Apple) fund cost to build distribution infrastructure and acquire customers
Limited retailer subsidy	Highly subsidized distribution by some of the most important and best capitalized tech companies in the world

15

Impact of Music Industry Transformation Democratization of access to music Access to 60mm songs for free (ad-supported) or by inexpensive subscription with smartphone, computer, connected car or speaker Globalization of the music business Enhanced value of catalog Remonetization Extremely low cost-per-hour of entertainment Music business has transformed into a fast growing, capital-light annuity

UMG Business Overview Discovers and develops recording artists Markets and promotes artists and their music Distributes artists’ music in digital and physical formats Acquires, licenses and administers rights to musical compositions How does UMG make money? What does UMG do? Earns royalties each time a song is streamed via license agreements with digital music services Licenses songs to be used in film, television and video games Receives royalties when a song is performed publicly in television and radio broadcasts and in public spaces (shops, restaurants, bars) Sells physical music products such as CDs and vinyl, now a growth business Partners with artists in generating revenue from concerts, touring, sponsorships, fan engagement, and brand management

A Brief Primer on the Music Business: Recorded Music Record Labels discover artists, fund their development, and work collaboratively with artists to maximize their commercial success “Break” new artists to the world Invest in A&R (Artist & Repertoire – think R&D) and marketing expenses Invest in artists at an early stage of their career and share in their success (think venture capital) But most artists are not commercially successful In exchange for Record Labels’ significant investment and expertise, they contractually secure the “master” rights on sound recordings and lock-in the rights to future recordings (i.e., 4-5 albums) Right to monetize sound recording for 95 years in U.S. (70 years in Europe) Record Labels generate revenue through the sale and monetization of music, and share that revenue in the form of a royalty with the artist who produced the recording

A Brief Primer on the Music Business: Publishing Music publishers represent the songwriter Administer, license, promote, and monetize rights to musical compositions and lyrics Music publishers share these royalties with songwriters Royalty rates may be subject to government minimums (i.e., the Copyright Royalty Board in the U.S.) Copyrights last for 70 years after the author’s death Royalties generally reported by listening format: Performance: includes radio, streaming, public performances (e.g., nightclubs, concert, etc.); performance royalties are collected by Performing Rights Organizations (“PROs”) including ASCAP, BMI and SESAC Digital: Various digital formats and performances of musical compositions to the general public including streaming and download services Synchronization (“Sync”): Licensing income associated with “time synchronization" of music against visual images (e.g., a movie, TV show or commercial) Mechanical: paid whenever a musical composition is copied, distributed or re-transmitted including CDs, Vinyl, DVDs, etc.

Recorded Music – 80% of Revenue Highly recurring and predictable, growing revenue stream Revenue growth rates driven by attractive end-market growth (a derivative of streaming adoption) and UMPG share gains Double-digit revenue growth driven by global consumer adoption of premium subscription services and ad-supported streaming High proportion of costs are fixed, which allows for significant operating leverage Merchandising – 4% of Revenue Publishing (“UMPG”) – 16% of Revenue High-growth opportunity from eCommerce business with significant rebound potential for physical retail and touring after COVID-19 UMG Business Segment Overview UMG operates across three business segments with unique attributes Royalties from the sale and licensing of sound recordings Royalties from licensing of musical compositions and lyrics Sale of merchandise from touring, physical retail, and eCommerce

High Rate of Organic Revenue Growth UMG Organic Revenue Growth (%) and Revenue (€mm) Reported Revenue € 5,108 Source: Company filings 2020 revenue growth negatively impacted by COVID-19 € 5,267 € 5,673 € 6,023 € 7,159 € 7,432 UMG’s organic revenue growth has accelerated to double-digit growth in recent years driven by the adoption of streaming. Revenue grew 5% last year despite the negative impact of COVID-19

Streaming Revenues Are Growing Rapidly Within UMG YoY Streaming Organic Growth (%) 43% 58% 35% 37% 22% 16% Source: Company filings The adoption of streaming has accelerated UMG’s overall revenue growth despite streaming’s cannibalization of legacy listening formats UMG Revenue (€mm) and Streaming Organic Growth (%)

UMG’s Financial Evolution 2015 – €5.1bn 2020 – €7.4bn UMG Revenue Composition (%) Streaming 52% Streaming 19% Publishing Publishing Recorded Music 80% Recorded Music 81% Source: Company filings The consumer adoption of streaming has transformed UMG’s financial profile – streaming is now >50% of revenue and growing rapidly

UMG Operating Profit Margins Robust Margin Expansion Mix-shift from physical to streaming supports gross margin expansion Operating leverage and business optimization initiatives also drive margin Operating profit margins have expanded nearly 600bps since 2015 as streaming has become a larger percentage of UMG’s revenues +570bps Operating Profit defined as EBIT, excluding one-time restructuring costs and amortization of acquired intangibles

Impact of COVID-19 on UMG Impact on Revenue Impact on Expense On balance, COVID-19 has been a modest headwind to operating earnings and the recovery will be a tailwind in 2H’2021 and 2022 UMG rationalized marketing, A&R and SG&A expenses Expect some of these cost actions to prove permanent given enhanced operational efficiencies Recorded Music: Limited impact on subscription and streaming growth Live Music: Down 80%+ Publishing: performance and sync revenue negatively impacted Merchandising: significantly impacted given lack of touring Management navigated COVID-19 extremely well, despite significant industry-wide declines in live music, sync, physical and merchandising

Music Industry Overview

Streaming 22% Growth Physical (10%) Decline Downloads (20%) Decline Other 8% Growth % of U.S. Recorded Music Revenue and Growth Rate (3-Year CAGR) In the U.S., which is the world’s largest music market, streaming now represents 70%+ of U.S. revenues, and has recently averaged more than 20% annual growth, with mid-teens growth in 2020 Streaming Now Represents the Majority of Revenues Source: RIAA. Note the US industry revenue trends are consistent with global trends over the same period

Despite a resurgent market in recent years, the U.S. music industry’s revenues per capita are significantly below peak levels U.S. Recorded Music Industry Nominal and Inflation-Adjusted Revenue Per Capita 55% Decline Source: RIAA Music Remains Under-Monetized Relative to 1999 Per-capita music spend below peak despite streaming’s greatly improved customer value proposition  Inflation-Adjusted Nominal

Source: JP Morgan research Music Streaming Is a Very Low-Cost Form of Entertainment Cost of Entertainment – Per Hour A music streaming subscription is one of the lowest-cost forms of high-value entertainment, with a listening cost per hour of about 10 cents

Music is universal – everyone listens to music Consumption of music has never been greater People enjoy listening to the same songs many, many times Music is the ideal short-format content Music can be listened to as a primary activity, in the background, or as an enabling tool to enrich a broader experience, during almost every hour of the day Consumers can instantly access a library of >60mm songs, on demand Tens of thousands of new songs are added to the library every day Music services provide a wide variety of personalization and customization through AI and playlists An incredible value – a monthly subscription is less than the cost of one CD Streaming: $9.99 vs. Netflix Premium: $17.99, Sling TV: $30, and Cable: $100+ Streaming offers an incredible customer value proposition Music is a unique industry with an enormous addressable market Streaming Growth Likely to Continue Long Term Music is the lowest-cost essential form of entertainment

Estimated Paid Streaming Users (millions, latest available) and Parent Company Market Capitalization ($bn) Well-capitalized technology companies see music as a critical tool to cultivate customers, and are investing heavily in streaming services Source: Company Filings, MIDiA, Bloomberg, Pershing Square estimates. Excludes free and freemium users, includes trials Technology Leaders are Investing to Drive Streaming Adoption

Enhanced profitability Subscription revenues are a growing annuity Streaming growth has continued during the COVID crisis Streaming is a higher-margin business because savings on manufacturing and distribution costs more than offset higher royalty rates to artists Higher mix of high-value catalog (songs older than 3 years) Generates a rapidly growing stream of recurring revenues The catalog represents a greater share (~60%) of monetization from streaming The catalog is a higher-margin business due to limited associated operating expense. The cost to create the catalog was incurred and expensed long ago Streaming Is an Extremely High-Quality Growth Business

Help artists maximize their commercial success with World-class marketing Global operations Unrivaled distribution Data & analytics Additional monetization opportunities (merchandising, film, etc.) Established artists enjoy higher royalty rates, commensurate with the lower risk profile they represent for the label Experts at discovering and breaking new artists Critical source of funding, creative support, collaboration opportunities, marketing support, relationships, etc. Marketing and distribution support Help artists rise above the din of a saturated digital world ˃60k new songs added to Spotify each day For New Artists For Established Artists Streaming Improves Record Labels’ Value Proposition for Both New and Established Artists Streaming has made it easier for artists to produce and distribute music, which has significantly increased the amount of new music. Record labels have become even more critical to help artists stand out from the crowd

Others Recorded Music Market Share (2020) Source: Music & Copyright Major Music Companies Create High-Demand Content The top three music companies account for nearly 70% of all streams, and digital service providers (“DSPs”) need all of this content Consumers demand that all music is available from their streaming service

All DSPs need the entire music catalog and genres to be attractive to subscribers Each DSP needs only a critical mass of content to be attractive to subscribers Limited number of key content providers Large number of content providers Distributors have limited exclusive content Distributors have a lot of exclusive content Evergreen content that is consumed potentially hundreds of times Majority of shows and movies consumed only once Music complements other forms of media; it is compatible with many other activities, and can be listened to many hours of the day Video consumption usually requires full consumer attention Music Streaming Video Streaming Record labels and publishers have better bargaining power with their distributors than creators and owners of video content Music Is a Better Streaming Business than Video

Lack of physical inventory eliminates inventory risk Utilize platforms to identify trending artists and prospective talent Data and analytics help calibrate marketing and promotional investments No risk of physical inventory obsolescence Shift to recording individual tracks and partial albums lowers risk, and allows artists and labels to gauge consumer reaction before incurring more risk Data sharing enhances value to artist Improves artist discovery and enhances artist promotion More data / demonstrated value at time of signing allows for more informed decision making Robust data from all DSPs, and analytics from labels, help artists better engage with fans Streaming Substantially Lowers Risk for Record Labels The adoption of streaming has resulted in more data-driven decision making, reducing upfront risk for labels

This mutually beneficial ecosystem incentivizes all parties to grow streaming Artists Generates a rapidly growing stream of recurring revenue Enhances profitability Improves monetization of high-value catalog (songs older than 3 years) Higher relative and absolute advances and royalty payments Converts a one-time transactional payment into a potentially, perpetual earnings stream Streaming royalties are calculated based on actual listening Digital Service Providers (“DSPs”) Record Labels & Publishers Enormous unmonetized global subscriber penetration opportunity Does not require significant upfront content investment Streaming Benefits the Entire Music Ecosystem

A Shareholder’s Perspective on Future Growth

Global Streaming Trade Revenue 2015 to 2019 ($bn) Paid streaming has grown at a 37% compounded annual rate over the last five years, and is currently growing at more than 20% +37% CAGR Source: IFPI Music Streaming Is Growing Rapidly

Key Drivers of Future Streaming Growth Paid Streaming >70% Percentage of subscription revenues Expand subscriber base Ad-Supported Streaming >20% Percentage of advertising revenues Improve monetization Additional High-Growth Opportunities <10% Highly varied Unlock new revenue streams 1 2 3 % of Rev Growth Opportunity Record Labels’ Revenue Model Record Labels’ work collaboratively with DSPs and other distribution partners to establish mutually beneficial revenue models (1) An individual record labels’ revenues are a byproduct of (A) contractual terms each label negotiates with each DSP, and (B) the labels respective market share (generally measured by aggregate consumer listening hours on the DSP platform) (1)

Paid Streaming (>70% of industry revenue) 1

Overview of Paid Premium Streaming Ecosystem Digital Service Providers (“DSP”) Record Label Revenues Artists Retail Pricing (“ARPU”) Subscribers Retail Revenue Recorded Music Industry Revenues DSPs set Retail ARPU DSPs incur marketing & customer acquisition costs Pay 52%+ of Revenue to Recorded Music Industry DSPs compensate publishers directly Publishers Royalties (Based on artists’ share of consumer listening hours) Market Share %

Potential for DSP pricing increases in each country over time; the fast growth of streaming in developing markets will moderate increases in global ARPU Key Drivers of Paid Subscription Streaming Average Revenue Per User (ARPU) Subscriber Growth Population growth Smartphone penetration Subscriber penetration of smartphone installed base

Smartphone Installed Base Growing Quickly The installed base of smartphones has grown rapidly over the last four years Source: GSMA Smartphone Installed Base 2015 to 2019 (bn) +16% CAGR

Smartphone Penetration Is Increasing Rapidly Since 2015, the global smartphone penetration rate has increased nearly 20 points Smartphone Penetration Rate of Global Population 2015 to 2019 Avg: 5 pt increase per annum Source: Smartphone penetration rate calculated as smartphone installed base per GSMA divided by population per World Bank

Smartphone Penetration Rate Likely to Grow Meaningfully Smartphone Penetration Rate by Geography 2015 to 2030E We estimate that the proportion of the population with a smartphone will increase from 44% to more than 60% by 2030 driven by declining smartphone cost and greater disposable income Source: Penetration rate calculated as the smartphone installed based per GSMA divided by population per World Bank for 2015 and 2019. 2030E represents midpoint of Pershing Square estimates

Growing Smartphone Streaming Penetration Rate Paid streaming subscriber penetration as a percentage of global smartphones has more than doubled since 2015 to 11% Paid Streaming Subscriber Penetration Rate of Smartphone Installed Base Growth 2015 to 2019 Avg: 2 pt increase per annum Source: Paid streaming penetration rate calculated as paid streaming subscribers per MIDiA divided by smartphone installed base per GSMA

Paid Streaming Penetration Rate of Smartphones by Geography 2019 Subscriber penetration of smartphones is significantly higher in the developed markets compared to China and other emerging markets Low Penetration Rates Beyond Developed Markets Source: MIDiA and GSMA (1) Includes USA, Japan, The United Kingdom, Germany, France, South Korea, Canada, Australia and the Nordic region (1)

Continued Opportunity for Growth in Developed Markets The average subscriber penetration of smartphones in developed markets is below the rate of the most advanced countries, the U.S. and Nordics Paid Streaming Penetration Rate of Smartphones by Geography 2019 Source: MIDiA and GSMA (1) Includes Japan, Germany, France, South Korea, Canada, Australia and The United Kingdom (1) 1,300bps

Increased Paid Streaming Penetration in the U.S. Advanced developed countries, such as the U.S., continue to experience accelerated consumer adoption of paid streaming U.S. Paid Streaming Penetration Rate of Smartphones 2015 to 2019 ~3x adoption over 4 years, and growing Source: MIDiA and GSMA

Streaming Penetration Is Rapidly Increasing in China Consumer adoption of paid streaming in China is significantly below developed markets, but is rising rapidly China Paid Streaming Penetration Rate of Smartphones 2015 to 2019 ~6x adoption over 4 years, and growing Source: MIDiA and GSMA

Tencent Will Help Drive China Paid Subscriber Growth A Tencent led consortium has formed a strategic partnership with UMG, owns 20% of the company, and has an option to acquire a stake in UMG China Tencent Paying vs. Non-Paying Subscribers 2016 to 2020 (mm) Tencent is the largest player in China and is focused on converting its 600mm+ monthly users into paid subscribers. Tencent has increased its paying subscriber ratio from 2% to 9% in the last four years Source: Public Filings

Paid Streaming Penetration Growth Paid Streaming Penetration Rate by Geography 2015 to 2030E The increasing ability to access and listen to paid streaming across a variety of devices, such as smart speakers and connected cars, will drive the continued increase in paid streaming penetration rates in developed markets We estimate that global paid streaming penetration of smartphones will continue to rise across every geography and increase from 11% in 2019 to nearly 30% by 2030 Source: Paid streaming penetration rate calculated as paid streaming subscribers per MIDiA divided by smartphone installed base per GSMA for 2015 and 2019. 2030E represents midpoint of Pershing Square estimates

We Expect Rapid Subscriber Growth to Continue Paid Streaming Subscribers 2019 to 2030E (mm) 14% CAGR As a result of the continued increase in penetration rates for smartphones and streaming subscribers, we expect that paid streaming subscribers will grow from 365 million in 2019 to 1.6 billion by 2030, an average annual growth rate of 14% Source: Paid streaming subscribers for 2019 per MIDiA. Paid streaming subscribers from 2020E to 2030E based on midpoint of Pershing Square estimates

Streaming ARPU Significantly Greater in Developed Markets Paid Streaming ARPU by Geography 2019 Source: Paid streaming ARPU calculated as Paid streaming industry trade revenue per IFPI divided by average paid streaming subscribers per MIDiA (1) Includes USA, Japan, The United Kingdom, Germany, France, South Korea, Canada, Australia and the Nordic region Note: China’s ARPU is lower than other emerging markets primarily because currently the industry payments are much lower than other markets (1) ARPU (Average Revenue Per User) is significantly higher today in the developed markets than in China and the emerging markets

Streaming ARPU Likely to Grow in Every Geography Paid Streaming ARPU by Geography 2019 to 2030E While we expect ARPU to increase in each region over time, global ARPU will remain unchanged due to faster growth in emerging markets Source: Paid streaming ARPU for 2019 calculated as paid streaming industry trade revenue per IFPI divided by average paid streaming subscribers per MIDiA. 2030E based on midpoint of Pershing Square estimates Note: China’s ARPU assumes royalty rates will normalize to be consistent with other markets We believe that ARPU will grow in every region, especially in China but negative mix shift will offset the benefit from price increases

Ad-Supported Streaming (>20% of industry revenue) 2

Ad-Supported Streaming Has a Huge User Base

The number of free or ad-supported streaming users is more than 7 times the level of paid streaming subscribers today

Paid Streaming vs. Ad-Supported Users (1)



7x+
>2.8 billion
365 million
TENCENT MUSIC ENTERTAINMENT
Paid Premium Subscribers
Ad-Supported Monthly Active Users

Addressable market includes any person with a smartphone and/or internet access

Source: MIDiA, Public filings

(1) YouTube's monthly active user base is self-reported at ~2 billion, Spotify reports >200m+ ad-supported MAUs, Tencent reports >550mm monthly active users

58

Ad-Supported Streaming Is Under-monetized

Paid streaming currently generates more than 22 times the level of revenue per user than ad-supported streaming, creating a massive opportunity to increase ad-supported streaming revenue per user over time



Global Paid Streaming vs. Ad-Supported Revenue Per User (1)
$2.26
22x
$0.10
Premium Subscription Revenue
Ad-Supported Revenue

Source: MIDiA, IFPI, Public filings
(1) YouTube's monthly active user base is self-reported at ~2 billion, Spotify reports >200m+ ad-supported MAUs, Tencent reports >550m monthly active users

59

U.S. Radio Is an Enormous Unmonetized Market for Recorded Music (1) Nielsen (2) United States Copyright Office Share-shift from radio to streaming drives incremental monetization Terrestrial radio in the US operates under an exemption from performance rights for sound recordings(2); artists (and labels) do not monetize songs played on radio in the US, but there is political support for a change in regulation Mix-shift from terrestrial radio to streaming will convert unmonetized listeners into a compensated channel More listening hours will support greater advertising focus and spend, driving industry revenues Increasing adoption of connected cars and other smart devices will drive a continued increase in ad-supported and paid-streaming penetration rates Legislative change is possible U.S. terrestrial radio accounts for 44% of all U.S. music listening hours and generates more than $17bn(1) of annual ad revenue, but does not currently generate any revenue for the recording artist or the record label

Additional High-Growth Opportunities (Currently <10% of industry revenue) 3

Streaming Unlocks Additional High-Growth Opportunities Music is a foundational element of high-growth consumer platforms in social media, digital fitness and gaming Social Media Digital Fitness Gaming Music companies are expanding the addressable market for streaming by monetizing music across new formats and listening occasions Market Size ($bn) $151bn (3) $17bn (2) $87bn (1) Source: (1) Magna Global (2) Statista (3) Mordor Intelligence

Social Media and Music Have a Symbiotic Relationship Music is the foundation of user-generated content. Social media is in the early innings of monetizing music Key UMG Partners Music is foundational to social media 9 out of 10 social media users partake in music-related activities Music is the key to enabling user-generated content i.e., lip syncing, dance routines and reaction videos Social media provides a platform for further engagement, discovery and music monetization Provides artists an additional venue to engage directly with fans Serves both as a music and artist discovery tool Unlocks new ways of conducting commerce i.e., live streaming, direct artist payment and personalized artist stores

Music Is Enabling the Growth of Digital Fitness Digital fitness platforms utilize music to deliver a high-quality and integrated fitness experience Key UMG Partners Digital fitness companies are innovating their offerings around music Providing personalized and on-demand workout solutions with synchronized music Expanding workout libraries through themed, genre, era and artist-based workouts New platforms provide an additional platform for engagement and music monetization Improves athletic performance Allows instructors to control tempo, provide auditory signals, and encourage exertion Drives user enjoyment and platform stickiness

While music has always been a component of gaming, next-generation platforms are innovative in their use of music and in enabling additional monetization opportunities Gaming Provides an Additional Venue for Music Consumption Key UMG Partners Music has always been a natural complement to gaming, historically used as a tool for storytelling New platforms provide an additional platform for engagement and music monetization Serve as a digital venue for live concerts with global audiences Unlock new ways of conducting commerce, i.e., concerts, virtual reality experiences, streaming, skins, badges and tokens

Technological Innovation Is Unlocking Untapped Monetization Opportunities Technological innovation, including the advent of Non-Fungible Tokens (“NFTs”), is creating new opportunities for monetization NFTs have the potential to transform the music business and create a new incremental monetization vector for artists and labels (1) TechCrunch, “The future of collectibles is digital”; (2) RIAA Collectibles are a large opportunity Music is the ideal art form for utilizing NFTs The global collectibles market is worth an estimated $370bn,(1) and fans are continually seeking new ways to engage with their favorite musicians Musicians are the most popular celebrities with 6 out of the top 10 most followed accounts on Twitter, 5 out of the top 10 on Instagram and 7 out of the top 10 on Facebook (2) Multiple opportunities exist to monetize music including songs, digital album art, merchandise, ticketing, and experiences Music offers a rich catalog of intellectual property, and artists are constantly creating new content

Projected Streaming Market Growth If ad-supported streaming and additional high-growth opportunities’ revenues continue to grow at high rates, total streaming revenue can grow at a mid-to-high teens annual rate We believe the paid streaming market is likely to grow at a low-to-mid-teens annual rate over the next decade, with even higher growth through 2025, without any contribution from high-growth opportunities Source: 2019 to 2030E growth estimates based on Pershing Square estimates

We estimate that streaming will represent more than 90% of recorded music industry revenue by 2030, excluding any opportunities from NFTs and other new revenue-generating technological developments Streaming will represent an even greater proportion of industry profits due to its higher profit margin. As the business shifts from physical to streaming, the greater predictability, higher margins, and faster growth should lead to a substantially higher valuation for music companies Global Recorded Music Industry Revenue Breakdown (2019 vs. 2030E) Streaming to Generate Nearly All Recorded Music Revenue by 2030 Source: 2019 Global Recorded Music Industry Revenue per IFPI and 2030E Global Recorded Music Industry Revenue per Pershing Square Market estimates Streaming Streaming Digital and Physical Digital and Physical

UMG Is the Best Company in a Great Industry Industry leading position (#1 share) with irreplaceable must-have content Leading scale and recent investments position UMG to continue to outperform peers Iconic world-class management team Only uncontrolled pure-play music streaming content company Massive addressable market and strong customer value proposition support double-digit revenue growth Predictable, recurring revenue streams require almost no capital to grow at a high rate Significant fixed-cost expense base allows for long-term margin improvement Incumbents’ strong market position and the industry's competitive dynamics limit new entrants and customer power Music-as-a-Service is a Phenomenal Industry UMG Is the Best Company in the Industry

Valuation

UMG Deal Valuation Below Warner Music Group PSTH’s purchase price for UMG represents a discount to WMG’s trading multiple even though UMG is a vastly superior company Undisputed market-leader UMG represents significantly more of the top artists (10 out of top 10 global artists) World-class management team Iconic brand, IP and labels Scale (~2x revenue of WMG) Global reach & infrastructure Uncontrolled Independent board of directors EV / CY 2021E Operating Profit UMG Advantages Over WMG Operating Profit defined as EBIT, excluding one-time restructuring costs and amortization of acquired intangibles

UMG Has a Significant Scale Advantage vs. WMG CY 2020 Revenue (€mm) €7,432 €3,785 2.0x Recorded Music Market Share 32% 16% 2.0x Publishing Market Share 23% 11% 2.1x Geographic Markets Covered 180 71 2.5x Employees 9,183 5,500 1.7x # of Top 10 Artists Represented 10 out of 10 0 out of 10 +10 UMG is the undisputed market leader with twice the revenue base of WMG and a larger footprint in an industry where scale matters Delta Source: Music & Copyright, Company filings. WMG metrics presented in EUR for comparability assuming 1.20 EUR/USD

UMG Has Higher Organic Revenue Growth Than WMG Organic Revenue Growth 10% 7% Since 2016, UMG has grown revenues at 10% annually, which is approximately 300bps per annum faster than WMG. The gap has widened to more than 500bps in the last two years 2020 revenue growth negatively impacted by COVID-19 UMG organic growth per filings (excludes impact from FX and M&A) WMG growth adjusted to exclude impact from FX, M&A (EMP and Concert Promotion Business) and ASC 606

UMG Has Higher Operating Profit Growth Than WMG UMG has consistently grown operating profits in excess of 20% annually, about twice the growth rate of WMG Operating Profit Growth 21% 11% Operating Profit defined as EBIT, excluding one-time restructuring costs and amortization of acquired intangibles

Despite Scale, UMG’s Operating Margins Are Similar to WMG Despite a significant scale advantage and consistent margin improvement over time, UMG’s margins are not meaningfully higher than WMG’s margins as UMG has invested in growth and building a global footprint CY 2020 Operating Profit Margin Operating Profit defined as EBIT, excluding one-time restructuring costs and amortization of acquired intangibles WMG metrics presented in EUR for comparability assuming 1.20 EUR/USD We believe UMG’s margins will expand meaningfully in the future as the company maintains a high level of revenue growth and leverages investments made in recent years 200bps

Business Comparison to Spotify and Netflix UMG has many structural advantages relative to Spotify while sharing many of the best attributes of Netflix Most Advantaged Position in Streaming Ecosystem Owns Irreplaceable Content Decade Plus Runway of Robust Subscriber Growth Pricing Power High Incremental Margin Capital Light Content Played More Than Once Content Retains Value With Time N/A

Valuation Comparison to Spotify and Netflix PSTH’s purchase price multiple for UMG is about half the trading multiple of Netflix, which has lower gross margins and greater capital intensity Source: Wall Street Analyst Consensus; Operating Profit defined as EBIT, excluding one-time restructuring costs and amortization of acquired intangibles (1) Gross margins shown as CY 2020A and operating profit margins shown as 2021E due to analyst consensus availability EV / CY 2021E Operating Profit 19.0% Operating Profit Margin (1) (2.0%) 20.8% 47.3% 25.6% 38.9% Gross Margin (1)

Peer Trading Multiples Have Declined Recently Source: Bloomberg Trading multiples for WMG, Spotify and Netflix have declined recently as their share prices have declined despite continued robust growth and rising consensus estimates Share Price Performance – Since 12/31/2020

UMG Valuation Framework UMG should be valued at a significant premium to WMG’s current trading multiple and closer to Netflix’s valuation We believe WMG’s current trading multiple significantly undervalues the business Streaming growth transforms the record label business into fast-growing, capital-light annuity that deserves a very high trading multiple Current trading multiple is well below recent highs UMG is a much better and faster growing business than WMG Scale benefits and strong execution should result in continued outperformance in revenue growth Opportunity for significant margin improvement over time UMG shares many of the best attributes of Netflix without some of its drawbacks, including its heavy capital intensity and the more ephemeral nature of most of its content

Illustrative Value of UMG Per PSTH Share Source: Wall Street research, company filings Assuming a 20% to 40% premium to WMG’s current trading multiple, PSTH’s UMG distribution would be valued at $17 to $20 A 20% to 40% valuation premium to WMG’s current trading multiple implies a significant discount to Netflix’s current trading multiple even though UMG shares many of the company’s attractive attributes, without some of its negatives

Source: Wall Street research; (1) Adjusted for comparability to analyst estimates UMG Total Enterprise Value (€ bn) The average analyst estimate of UMG’s enterprise value is €39bn, which is 13% above PSTH’s adjusted €34bn price. JP Morgan values UMG at €50bn, or 47% above PSTH’s acquisition cost PSTH’s Purchase Price for UMG Represents a Substantial Discount to Analyst Valuation Estimates (1)

Value of UMG Per PSTH Share Implied by Analyst Valuation Estimates Source: Wall Street research The average analyst valuation estimate implies a UMG value of $15.44 per PSTH share. The highest estimate implies a UMG value of $20.20 per PSTH share

Source: JPMorgan. Permission neither sought nor received. “…WMG …itself trades at a 20% discount to JPM’s [price target]. We would argue that UMG should trade on a 20%+ premium to WMG's fair value to reflect that UMG has greater scale, higher margins, a better track record, best-in-class management and superior corporate governance – UMG will have an independent board and one share class whereas WMG has two shares classes which gives the controlling shareholder 90% of the vote.” “Upgrade our UMG EV to €50bn: Following a much stronger than expected margin development in Q1, and longer term upgrades to our streaming forecasts to reflect subscription price rises, we have raised our longer-term UMG forecasts by c10% and our EV from €47bn to €50bn.” June 16, 2021 J.P.Morgan CAZENOVE Select Research Analyst Valuation Commentary

Select Research Analyst Valuation Commentary (Cont’d) Source: Bank of America and Morgan Stanley. Permission neither sought nor received. “We maintain our valuation for UMG on €48bn based on 23x 2022E EV/EBITDA, a 35% premium to WMG, justified by its larger scale and sounder balance sheet” June 7, 2021 “The biggest difference between [UMG and WMG] is scale – Universal generates 2x Warner's revenue and 2.2x its EBITDA. We think scale matters in the music industry, because it gives music rights owners leverage over artists and distribution platforms which could confer long term benefits for future royalty splits and distribution revenue share… Both Universal and Warner could be revalued higher: Taking a step back, we would also highlight that the music industry as a whole looks undervalued relative to streaming platforms… we argue that a revaluation of the music industry's aggregate value looks justified –and that, if this happens over the coming years, it could mean higher valuations for both Universal and Warner.” Feb. 17, 2021

Q&A

On or before September 27th, Vivendi will distribute 60% of UMG’s ordinary shares to its shareholders in a taxable, in-kind, share distribution. The shares will initially trade on Euronext Amsterdam At that time, UMG will have a newly constituted independent Board of Directors UMG’s new Board may elect, at its discretion, to pursue a U.S. dual listing which could be accomplished through either a direct listing on the NYSE (or Nasdaq), or via sponsored American Depositary Receipts (“ADRs”) There is no legal or regulatory restriction that would preclude a dual listing To the extent the Board made such a determination, a dual listing could be accomplished expeditiously (e.g., within weeks) of the new board’s seating in Q3 2021 We received many shareholder questions regarding UMG’s ability and/or intentions to list on a U.S. exchange Many PSTH Shareholder Questions Concerning a U.S. Dual Listing for UMG

Universal Music Group Q&A

Detailed Transaction Overview

We Set Out to Accomplish the Following PSTH Final Prospectus, July 21, 2020 (Emphasis added) Pershing Square Tontine Holdings, Ltd., a Delaware corporation, is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We intend to pursue merger opportunities with private, large capitalization, high-quality, growth companies where our ownership in the merged company would generally represent a minority of shares outstanding at the time of the merger. We believe the price at which we can acquire a minority interest in a large, high-quality business is substantially lower than the price—which would generally include a substantial control premium—that would be required to acquire a controlling interest in the same company… We believe that our unique structure and our willingness to acquire a minority interest in a company will help facilitate the completion of a transaction on attractive terms.

We Were Willing to Accept a High Degree of Complexity for the Right Target Company PSTH Final Prospectus, July 21, 2020 We are willing to accept a high degree of situational, legal, and/or capital structure complexity in a business combination if we believe that the potential for reward justifies this additional complexity, particularly if these issues can be resolved in connection with and as a result of a combination with us.

During the course of our negotiations with Vivendi, we learned that they had various tax, legal, and other strategic considerations that: Precluded a “traditional” de-SPAC merger transaction Prevented Vivendi from selling more than 10% of UMG We determined that the opportunity to acquire such an extraordinary business outweighed the additional complexity, time, legal, and other costs that an alternative approach required While this transaction is not identical in form to a merger, in substance, it is what we intended to accomplish when we launched PSTH When the transaction is completed, our shareholders will directly own 10% of the common stock of an independent, publicly traded, large capitalization, extraordinary business with a superb management team Background on the Transaction

In the pages that follow we outline the transaction structure on a step-by-step, granular basis We have updated previously disclosed information to reflect: Estimated dilution from the Distributable Redeemable Warrant (“DR Warrant”) Exchange Offer Restructuring of Director Warrants A more precise estimate of UMG’s anticipated share count A more accurate (lower) estimate of transaction fees PSTH will respond to additional transaction structure questions with a frequently asked questions (FAQ) document that will be made available to all shareholders next week We Have Received Many Questions Regarding the Specific Details of the Transaction Structure

Pershing Square Tontine Holdings (“PSTH”) will purchase 10% of Universal Music Group (“UMG”) (184.8mm UMG shares(1)) from Vivendi for $4.0bn including estimated net transaction costs €33bn purchase price for UMG equity ($39.5bn using agreed fixed 1.20 FX rate) UMG to be publicly listed on Euronext Amsterdam in September 2021 UMG shares expected to be distributed to PSTH shareholders before year-end 2021 UMG will have no warrants or stock options issued or outstanding PSTH to continue to exist and seek another business combination (we refer to PSTH post the UMG transaction as “RemainCo” in this presentation) The Pershing Square Funds and PSTH Directors will exercise $1.6bn of Forward Purchase Agreements (“FPA”) prior to the closing of the UMG share acquisition in September 2021 RemainCo will have $1.6bn in cash and $1.4bn of an unexercised FPA (2) Pershing Square Funds will own 28.4% of RemainCo (2) RemainCo can immediately pursue a new business combination and can close a cash transaction as early as Labor Day, and a stock merger by October Summary Transaction Overview Per SPA, filed 6/23/2021 Assumes no redemptions

PSTH has amended Sponsor and Director Warrants The Pershing Square Funds and PSTH Directors commit to exercise $1.606bn FPAs PSTH to complete Share Redemption Tender Offer PSTH to complete DR Warrant Exchange Offer PSTH to distribute Distributable Redeemable Tontine Warrants (“Tontine Warrants”) after Tender Offers Exercise price adjusted for UMG share distribution PSTH to acquire UMG shares PSTH to contribute UMG shares to a Trust for the benefit of PSTH shareholders PSTH to distribute UMG shares to PSTH shareholders A Key Transaction Steps B C D E F G H

Assumes no redemptions Includes estimated transaction expenses and other costs of approximately of ~$85mm, net of PSTH cash not held in trust Summary Transaction Sources and Uses PSTH will fund $4.0bn, and the Pershing Square Funds and PSTH Directors will exercise $1.6bn of their FPAs to purchase $4.0bn of UMG stock from Vivendi, which will leave $1.6bn of cash at RemainCo (1)

What Will PSTH Shareholders Receive? SPARC Warrants to purchase SPARC shares at $20 per share Exercisable only after business combination announced $1bn – $5bn FPA Sponsor to purchase 10-year convertible preferred stock covering 4.95% of the fully diluted shares of the post-business-combination company at a conversion price of $24 (net settlement only) Continued ownership of RemainCo (Shares and Tontine Warrants) $1.6bn cash Provides indemnity to Vivendi $1.4bn FPA A pro-rata share of UMG, an independent publicly traded company No warrants outstanding 1 2 3 PSTH shareholders will receive publicly traded securities in three companies: UMG, PSTH, and SPARC 72% of total capital 28% of total capital Distributed by Pershing Square SPARC Holdings, Ltd. PSTH Cash Utilization

Business Combination Merger and target share distribution Stock purchase and distribution Dilutive Sponsor Shares ~20% of SPAC Shares for de minimis consideration None Dilutive Sponsor Warrants Strike Price ~15% premium to IPO price None at UMG Post-Combination Warrants Yes None at UMG Redemption Right Yes Yes Shareholder Vote Vote or Redemption Tender Redemption Tender Typical SPAC PSTH Transaction Transaction Structure Comparison In addition, PSTH shareholders will retain shares and Tontine Warrants in RemainCo, and will receive a SPARC Warrant for no consideration from Pershing Square SPARC Holdings, Ltd.

Cash $4.0bn cash in trust Shares 200mm common shares outstanding Redemption right equal to cash in trust of $20 per share NAV / Share $20 per share Warrants ~22.2mm (1/9th) DR Warrants ~44.4mm (2/9th) Tontine Warrants Sponsor (5.95%) and Director Warrants (0.26%) FPA $3bn FPA ($1bn committed plus $2bn optional) PSTH Today

A Treatment of Director Warrants

72% of the Director Warrants will be exchanged for PSTH common stock at the Warrants' estimated fair market value determined by an independent third-party valuation firm. Directors will receive ~1.2mm shares of PSTH with a three-year lockup and retain Director Warrants on ~0.07% (28% of 0.26%) of the fully diluted shares in the RemainCo merger

	Original Director Warrants	Treatment in UMG Transaction
Dilution	0.26%	None
Purchase Price	~$3mm	N/A
Underlying Shares	0.26% of fully diluted shares outstanding of combined business	Amended 0.07% warrant applies to RemainCo only
Strike Price	$24.00	20% above RemainCo NAV
Term	10 years from IBC	10 years from RemainCo IBC
Sale Restriction	3 years from IBC	3 years from RemainCo IBC

99

PSTH shareholders will not be diluted by the Sponsor Warrants in connection with the UMG transaction. The Pershing Square Funds may acquire additional economic exposure to UMG by acquiring Vivendi and/or UMG securities following the distribution of UMG Shares by Vivendi Dilution 5.95% None Purchase Price $65mm N/A Underlying Shares 5.95% of fully diluted shares outstanding of combined business No UMG shares Warrant applies to RemainCo only Strike Price $24.00 20% above RemainCo NAV Term 10 years from IBC 10 years from RemainCo IBC Sale Restriction 3 years from IBC 3 years from RemainCo IBC Original Sponsor Warrant Treatment in UMG Transaction Treatment of Sponsor Warrants Sponsor has waived its right to receive Sponsor Warrants in the UMG transaction. Sponsor will receive warrants only in RemainCo’s merger A

B PS Funds and Directors to Exercise $1.6bn of FPAs

Pershing Square Funds will exercise $1.6bn, and PSTH Directors will exercise $6mm of their FPAs and receive ~80.3mm shares and ~26.8mm warrants – identical consideration to a PSTH IPO unit

	Current	After FPA Exercised
Cash	✓ **$4.0bn**	✓ **$5.6bn**
Shares	✓ **200.0mm common shares outstanding**	✓ **~280.3mm common shares outstanding**
Warrants	✓ **~66.7mm warrants** ▪ ~22.2mm DR Warrants ▪ ~44.4mm Tontine Warrants	✓ **~93.4mm warrants** ▪ ~31.1mm DR Warrants – ~8.9mm additional DR Warrants from FPA exercise ▪ ~62.3mm Tontine Warrants – ~17.8mm additional Tontine Warrants from FPA exercise

The Pershing Square Funds will own the same units that PSTH investors purchased in the IPO creating perfect alignment. No fees. No promote. No warrants in UMG

101

PSTH Redemption Tender Offer to be launched in early July The Share Redemption Tender Offer will remain open for at least 20 business days Shareholders will have the option to tender shares for a price in cash equivalent to the $20 per-share, cash-in-trust Share Redemption Tender Offer is expected to close in August Tendering shareholders will receive $20 in cash and continue to own DR Warrants unless previously sold C Tendering shareholders will receive no other consideration in the transaction PSTH will provide shareholders the opportunity to tender their shares for $20 per share Share Redemption Tender Offer

C Non-tendering shareholders of record will: Maintain ownership of PSTH common shares (“RemainCo”) Maintain ownership of DR Warrants, unless previously sold, which can be exchanged in Warrant Exchange Offer Receive Tontine Warrants Receive 1 SPARC Warrant per PSTH share from Pershing Square SPARC Holdings, Ltd. 1 2 3 4 No action is needed by PSTH shareholders in order to receive all of the above PSTH shareholders who wish to receive UMG shares, retain RemainCo shares, and receive SPARC Warrants should continue to hold their PSTH shares Share Redemption Tender Offer (Cont’d)

D Treatment of DR Warrants

PSTH is conducting an exchange offer for the DR Warrants to provide warrantholders the opportunity to participate in the UMG transaction

- ✓ **PSTH to offer to exchange the ~31.1mm DR Warrants for PSTH shares following the closing of the Share Redemption Tender Offer**
- ✓ **Warrant exchange ratio will be based on the Redemption Table set forth in PSTH's IPO Prospectus [(1)]**
  - 10-day VWAP prior to the launch of the Warrant Exchange Offer used to set Fair Market Value. Expiration equal to 60 months
    - Exchange ratio equal to minimum of 0.2375 to maximum of 0.3611 PSTH shares per warrant
  - Assuming 100% participation in the exchange offer and a $24.00 Fair Market Value, PSTH shares outstanding would increase by ~8.7mm shares (+3%):

Illustrative Example at $24.00 PSTH VWAP:

~31.1mm	×	0.2778	=	~8.7mm
Total Outstanding Warrants (Incl. FPA Warrants)		*Shares per Warrant Illustrative Example Using $24.00 Fair Market Value*		*Additional PSTH Shares Issued in Exchange for Warrants*

- **Unexchanged warrants will remain outstanding at RemainCo with the strike price adjusted downward by the fair market value of the UMG distribution**

(1) See page 166 of PSTH prospectus dated July 21, 2020 (next slide)

104

D Source: Page 166 of PSTH prospectus dated July 21, 2020 Illustratively assuming a $24.00 share price yields an exchange ratio of 0.2778 Treatment of DR Warrants (Cont’d)

100 DR Warrants 0.2778 27 Shares PSTH Shares D Illustrative Example Treatment of DR Warrants (Cont’d) Shares per Warrant Illustrative Example Using $24.00 Fair Market Value + Fractional cash (1) A warrantholder that owns 100 warrants will receive 27 PSTH shares if they participate in the exchange offer: In this example, DR warrantholder receives 27 shares with its fractional warrant exchanged for $18.72 in cash

Tontine Warrants will be distributed to non-tendering PSTH shareholders of record following Share Redemption Tender Offer, and remain outstanding at RemainCo Following distribution of the UMG shares, the Tontine Warrant exercise price will be adjusted downward (but not below zero) by the fair market value of the UMG distribution Illustrative Adjustment to Tontine Warrant Exercise Price (1) The exercise price of the Tontine Warrants will be adjusted according to the terms of the Warrant Agreement $23.00 (1) As defined by the Warrant Agreement, per Section 4.1.2 Extraordinary Dividends on page 10 Treatment of Tontine Warrants Because the right to receive the Tontine Warrants is currently attached to PSTH shares, the allocation of value between the Tontine Warrants and PSTH shares will not impact the value recognized by current PSTH shareholders E

PSTH Current Share Count 200.0 mm (+) Treatment of Director Warrants 1.2 mm (+) Treatment of Sponsor Warrants 0.0 mm (+) PS Funds and Directors Exercise $1.606bn of FPA 80.3 mm (-) Share Redemption Tender Offer 0.0 mm (+) DR Warrants Exchange Offer 8.7 mm Pro Forma Estimated PSTH Fully Diluted Share Count 290.1 mm Estimated PF Share Count PSTH’s Pro Forma Fully Diluted Share Count C A A D B Note: Assumes no redemptions and assumes $24.00 FMV for Warrant Exchange Offer. Tontine Warrants remain outstanding

PSTH to contribute shares into Trust for PSTH shareholders PSTH to acquire 184.8m UMG shares for $4.0bn (€3.3bn) $23.00 UMG Share Acquisition and Trust Contribution F G 1,847.9mm UMG Shares Purchased by PSTH (1) 10% 184.8mm Per SPA, filed 6/23/2021 On or shortly after the closing of the UMG transaction, the acquired UMG shares will be placed into a Trust Beneficial interests in the Trust will be owned pro rata by PSTH shareholders as of the Distribution Record Date PSTH’s Ownership UMG’s Projected Share Count (1) The trust contribution will allow RemainCo to immediately pursue a new business combination

184.8mm UMG Shares Purchased by PSTH (1) 290.1mm Estimated Pro Forma PSTH Shares Outstanding 0.637 Number of UMG Shares Per Share of PSTH Total PSTH shares at closing will depend on the results of the Share Redemption Tender Offer and Warrant Exchange Offer The number of UMG shares to be distributed to PSTH shareholders will be equal to 10% of total UMG shares outstanding at time of distribution Pro-Rata Distribution of UMG Shares Illustrative Example Per SPA, filed 6/23/2021 F

What Will I Receive If I Own 900 PSTH Shares? Distribution of UMG Shares 900 shares x 0.637 = 573 UMG shares (1) Ongoing Interest in RemainCo 900 shares 200 Tontine Warrants (Strike-Price Adjusted) Transferable SPARC Warrants 900 SPARC Warrants to acquire 900 shares at $20 per share PSTH Shareholder 900 shares 200 Tontine Warrants Assumes any fractional share cancelled for cash 1 2 3

Distribution of UMG Shares 27 shares x 0.637 = ~17 UMG shares (1) Ongoing Interest in RemainCo 27 shares Transferable SPARC Warrants 27 SPARC Warrants to acquire 27 shares at $20 per share Post Warrant Exchange 27 PSTH shares PSTH Warrantholder 100 DR Warrants What Will I Receive If I Own 100 PSTH DR Warrants? 1 2 3 Assuming a $24.00 Fair Market Value, warrantholders would be able to exchange each DR Warrant for 0.2778 PSTH shares Assumes any fractional share cancelled for cash

What Will PSTH Shareholders Receive? PSTH shareholders will receive publicly traded securities in three companies: UMG, PSTH, and SPARC 1 2 3 SPARC Warrants to purchase SPARC shares at $20 per share Continued ownership of RemainCo (Shares and Tontine Warrants) A pro-rata share of UMG, an independent publicly traded company

$13.91 cost basis per PSTH share for equity interest in UMG JPMorgan’s June 16th, 2021 research note implies a UMG equity value of $20.20 per PSTH share (1) Equity of UMG represents an interest in: €32bn for UMG’s operating business €2bn Net debt: €1bn of cash, €3bn of debt and pension liabilities Transaction values investments in Spotify, TME, Vevo and Deezer at €1bn (2) Analyst value these investments at €2bn to €4bn We believe our purchase of 10% of UMG’s ordinary shares represents a significant discount to their underlying value 1 Per J.P. Morgan research as of 6/16/21. Implied Per share equity value based on J.P. enterprise value of €50bn, adjusted for estimated transaction net debt and assigned transaction value of equity investments 6.5mm shares of Spotify (~3.4% ownership), 12.2mm ADS of TME (~0.7% ownership), 49.9% ownership of Vevo, and nominal ownership in Deezer UMG Overview PSTH’s deal values UMG’s operating business at €32bn and equity investments at €1bn

UMG Summary Purchase Price Per PSTH Share 1 €33bn for UMG’s operating business and investments equates to a cost basis of $13.91 per PSTH share

UMG’s Share Capital 1 Per SPA, filed 6/23/2021 PSTH’s purchase price implies €17.81 per share for UMG’s ordinary shares JPMorgan’s valuation implies a 45% per share premium to PSTH’s cost PSTH’s Equity Purchase Price at Cost UMG Share Price at PSTH cost €32.9bn €17.81 1,847.9mm UMG’s Projected Share Count (1) $21.37 (USD) $39.5bn (USD)

1

Overview of UMG Ownership and Governance

- ✓ **On or before September 27th, Vivendi will distribute 60% of UMG's ordinary shares to its shareholders in a taxable, in-kind, share distribution. The shares will initially trade on Euronext Amsterdam**
- ✓ **Post distribution by Vivendi and PSTH, UMG will be an independent company, owned by:**
  - Vivendi public shareholders: ~42%
  - Tencent Music Entertainment consortium: 20%
  - Bolloré Group: ~18%
  - Vivendi: 10%
  - Pershing Square Funds: ~3% (1)
  - Other PSTH shareholders: ~7% (1)
- ✓ **The principle of "one share, one vote" will be fully observed as no preferred shares nor any other multiple voting rights will be exercised (2)**
- ✓ **UMG will have a board of directors comprised primarily of non-executive members, a majority of whom will be independent, consistent with the best policies and standards, treating all shareholders on an equal basis (2)**

UMG will be one of the largest companies on the Euronext Amsterdam exchange. We expect it will become a member of several major global indices including the MSCI World Index, Euro STOXX 50 Index, and FTSE 100 Euro Index

(1) Assumes no redemptions
(2) Per Vivendi press release dated May 18, 2021

117

What Will PSTH Shareholders Receive? PSTH shareholders will receive publicly traded securities in three companies: UMG, PSTH, and SPARC 2 Continued ownership of RemainCo (Shares and Tontine Warrants) 3 SPARC Warrants to purchase SPARC shares at $20 per share 1 A pro-rata share of UMG, an independent publicly traded company

On or shortly after the closing of the UMG transaction, the acquired UMG shares will be placed into a Trust Beneficial interests in the Trust will be owned pro rata by PSTH shareholders as of the Distribution Record Date The Distribution Record Date will be after the closing of the Warrant Exchange Offer (likely in August or early September) and will be before UMG’s public listing on Euronext on or before September 27th PSTH shareholder’s interests in the Trust will not trade publicly or be transferable PSTH share price is likely to decline by the fair-market value of the UMG shares after the Distribution Record Date Holders of Trust interests will receive their UMG shares once they are registered with the SEC by year-end 2021 No action is required by PSTH shareholders to receive the Trust interests PSTH intends to create a share trust (the “Trust”) to position RemainCo to complete a transaction as expeditiously as possible PSTH will provide further details on the Trust structure in a subsequent FAQ and the Redemption TO document Contemplated UMG Share Trust Structure 2

$1.6bn in cash plus $1.4bn additional FPA from the Pershing Square Funds Will be the largest publicly traded acquisition company Will pursue a business combination with an operating business, which will not be a share purchase of a minority position Pershing Square Funds will own 28.4% before the exercise of any Additional FPA Will continue to have outstanding warrants, including the 2/9th Tontine Warrants, 5.95% Sponsor Warrants, and ~0.07% Director Warrants, all with adjusted strike prices Will indemnify Vivendi with respect to U.S. securities laws in connection with the PSTH tender offers and the initial distribution of UMG shares to PSTH stockholders We do not believe Vivendi will have any liability in connection with the transaction RemainCo to pursue merger or majority share acquisition of operating business immediately 2 Overview of RemainCo

2 Pro Forma RemainCo Summary Capital Structure Cash ~$1.6bn cash Shares 290.1mm pro forma fully diluted shares outstanding To be reduced to 72.5mm following a 1-for-4 reserve stock split NAV / Share $5.42 per share Will become $21.67 per-share following a 1-for-4 reserve stock split Warrants Assuming all DR Warrants are exchanged for PSTH shares, no DR Warrants will remain outstanding ~62.2mm (2/9th) Tontine Warrants Sponsor (5.95%) and Director Warrants (0.07%) Sponsor and Director warrant strike price to be 120% of NAV at the time of RemainCo’s merger Tontine Warrants’ strike price adjusted downward by the fair market value of the UMG distribution FPA $1.4bn additional FPA from the Pershing Square Funds

RemainCo Is a Highly Attractive Merger Partner 2 While RemainCo will be the largest acquisition company, its size ($1.6bn) allows for many opportunities Flexibility to scale up to $3.0bn based on full exercise of $1.4bn FPA allows for larger deals RemainCo has high deal certainty No redemption risk We can deliver majority shareholder vote No PIPE required HSR early termination as PSTH is a cash shell Minimal frictional costs No dilution from founder shares No underwriting fees Continuing board of PSTH Potential changes to capital gains taxes and estate taxes are catalyzing many private owners to sell their businesses or take them public. RemainCo is actively pursuing multiple opportunities

RemainCo Is Ready to Transact 2 Become a public company Raise $1.6bn to $3.0bn, or more, of capital Partner with a world-class group of shareholders Gain certainty regarding transaction timing, cash at closing, and shareholder base Simple, predictable, free-cash-flow-generative Formidable barriers to entry Limited exposure to extrinsic factors that we cannot control Minimal capital markets dependency Exceptional management & governance Attractive valuation If your business is looking to achieve the following objectives: And the business meets the following criteria: Please call Bill Ackman at (212) 813-3700

PSTH shareholders will receive publicly traded securities in three companies: UMG, PSTH, and SPARC 1 3 SPARC Warrants to purchase SPARC shares at $20 per share Continued ownership of RemainCo (Shares and Tontine Warrants) A pro-rata share of UMG, an independent publicly traded company 2 What Will PSTH Shareholders Receive?

Is an “opt-in” SPAC which will seek a merger with a private operating company SPARC structure eliminates shareholder opportunity cost of capital and time pressure associated with typical two-year SPAC commitment period SPARC common stock will become publicly traded only after: (1) a business combination partner has been identified, (2) a definitive agreement has been fully executed, and (3) a registration statement has been declared effective and (4) the SPARC Warrants have been exercised PSTH shareholders will receive 10-year SPARC Warrants to purchase SPARC shares once a target is found – warrant exercise to raise up to ~$5.8bn Affiliates of SPARC Sponsor will enter into an FPA with SPARC to invest $1bn – $5bn, subject to increase with SPARC’s board consent No underwriting fees No shareholder or other warrants outstanding Sponsor to fund working capital by purchasing 10-year convertible preferred stock covering 4.95% of the fully diluted shares of the post-business-combination company at a conversion price of $24 (net settlement only) Overview of Pershing Square SPARC Holdings SPARC terms remain subject to SEC review of confidential filing to occur shortly (1) (1) The SPARC Warrant distribution remains subject to SEC and stock exchange review, and will take place only once a registration statement has been declared effective by the SEC under the Securities Act of 1933. No assurance can be given that SPARC will be ultimately effectuated on the above outlined terms or at all. 3

SPARC Resolves Remaining SPAC Issues 3 Funding is delayed until we have identified a target, conducted due diligence, and received necessary shareholder approvals SPARC Warrant structure allows for opportunistic deployment Rewards loyal PSTH shareholders with the right to invest in our next target Opportunity cost of committing capital while a SPAC searches for a business combination target for as much as three years Pressure to complete a deal within a defined time period (i.e., a “shot clock”) While PSTH addressed many issues of legacy SPACs – including achieving sponsor alignment with investors – certain issues remained Pershing Square SPARC Holdings solves these issues

High-Quality IPO Candidates Corporate Carve-Outs Mature Unicorns Family-owned Companies Private Equity or Distressed Companies Universe of Targets We expect to find high-quality targets that meet our criteria in five principal market segments IPO 3

Illustrative Summary Timeline (Estimated Dates, Subject to Change) Offer Launch Offer Close Record Date Key Event FPAs Exercised (Late Aug to Early Sep) Distribution of 10% of UMG Shares to PSTH Shareholders Distribution of SPARC Warrants (1-Day Following Record Date) Distribution of Tontine Warrants (1-Day Following Record Date) Transaction Announcement (June 20) Vivendi Annual General Meeting (June 22) UMG Listed on Euronext Amsterdam and 60% distribution to Vivendi Shareholders (On or before Sep 27) Closing of UMG Share Purchase Transaction and Contribution to Trust (Late Aug to Early Sep) If extended If extended

Disclaimer Important Additional Information This presentation does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities. The proposed transactions described in this presentation have not yet commenced, may proceed on materially different terms and may not occur at all. This presentation is for informational purposes only. This presentation is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. The Redemption Tender Offer and the Warrant Exchange Offer (together, the “Offers”) will only be made pursuant to offers to purchase or exchange, letters of transmittal and related materials that will be filed with the applicable Schedule TO on the commencement date of each Offer. PSTH shareholders and warrant holders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offers. PSTH shareholders and warrant holders will be able to obtain free copies of those materials as well as the other documents that PSTH and SPARC will be filing with the SEC, which will contain important information about PSTH, SPARC, the Offers and the proposed Transactions, at the SEC’s website at www.sec.gov. Forward-Looking Statements and Certain Risk Factors This presentation contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions, including statements regarding the benefits of the transactions and the anticipated timing of the proposed transactions, the services offered by UMG and the markets in which it operates. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the risk that the proposed transactions may not be completed in a timely manner or at all, or may be completed on terms materially different from those described herein, which may adversely affect the price of PSTH’s securities, (ii) the risk that the proposed transactions may not be completed by PSTH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by PSTH, (iii) the failure to satisfy the conditions to the consummation of any aspect of the proposed transactions, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the proposed transactions not occurring, (vi) the effect of the announcement or pendency of the proposed transactions on UMG’s business relationships, performance, and business generally, (vii) the outcome of any legal proceedings that may be instituted against PSTH, SPARC, Vivendi, UMG or their respective directors or officers related announcement of the proposed transactions, (viii) the amount of the costs, fees, expenses and other charges related to the proposed transactions, (ix) the ability to maintain the listing of PSTH’s securities on NYSE or list on Nasdaq, (x) the price of PSTH’s securities may be volatile due to a variety of factors which may also include changes in UMG’s business and operations and in performance across its competitors, changes in laws and regulations affecting UMG’s business and changes in its capital structure as a result of the proposed transactions and its contemplated public listing, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transactions, and identify and realize additional opportunities, (xii) the amount of PSTH shares redeemed by PSTH’s public shareholders in the Redemption Tender Offer or the number of warrants exchanged and PSTH shares issued in the Warrant Exchange Offer, (xiii) possible variances between the historical financial information UMG presents and its future financial statements, when they become available, (xiv) potential material differences between the terms of SPARC described herein and those ultimately offered to investors or the SEC failing to declare the registration statement in respect of SPARC’s securities effective or the NYSE or Nasdaq listing the securities or either the SEC or the applicable stock exchange imposing conditions that would prevent SPARC from operating in the manner intended and (xv) the impact of the global COVID-19 pandemic on any of the foregoing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statements for the distribution of the UMG shares and the SPARC rights offering that will be filed with the SEC in respect of the proposed transactions. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PSTH assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. PSTH does not give any assurance that PSTH will achieve its expectations or that the proposed transactions will occur at all. The inclusion of any statement in this presentation does not constitute an admission by PSTH or any other person that the events or circumstances described in such statement are material. All statements in this presentation attributable to IFPI represent Pershing Square’s interpretation of data, research opinion or viewpoints published as part of the IFPI Global Music Report in May 2020, and have not been reviewed by IFPI. Each IFPI publication speaks as of its original publication date (and not as of the date of this presentation).